Exhibit 23.1

[LETTERHEAD OF DELAP LLP]

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-116163 on Form S-8 of Timberland Bancorp, Inc. of our report dated March 24, 2022, relating to the financial statements and supplemental schedules of the Timberland Bank Employee Stock Ownership & 401(k) Plan appearing in this Annual Report on Form 11-K for the year ended September 30, 2021.

/s/ Delap LLP

Lake Oswego, Oregon
March 24, 2022